Exhibit 1

Westpac Banking Corporation
Level 18, 275 Kent Street
Sydney, NSW, 2000

ASX RELEASE

2 September 2025

WESTPAC BUSINESS & WEALTH UPDATE

Following is Westpac's Business & Wealth Update.

For further information:

Hayden Cooper
Group Head of Media Relations

0402 393 619

Justin McCarthy
General Manager, Investor Relations and Corporate & Business Development
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

2 SEPTEMBER 2025 Westpac Banking Corporation ABN 33 007 457 141 Information is as at Jun-25 unless otherwise stated.

Chief Executive, Business & Wealth

STRONG CUSTOMER FRANCHISE INVESTING IN BANKERS AND DIGITAL CAPABILITY BUILDING MOMENTUM 3 Westpac Business & Wealth Update September 2025

BUSINESS BANKING INDUSTRY DYNAMICS 4 Westpac Business & Wealth Update September 2025 STRONG CREDIT GROWTH COMPETITIVE ENVIRONMENT RESILIENT CUSTOMERS

5 BUSINESS & WEALTH Westpac Business & Wealth Update September 2025 1 Excluding Notable Items. 2 Net loans. 3 Source: RFI Business Atlas, Jun-25, 6MMA, MFI Banking Group customers. 4 Source: RFI Business Atlas, Jun-25, 6MMA, MFI commercial businesses. 5 Source: RFI Business Atlas, Jun-25, 12MMA, SME MFI businesses. 6 Source: Source: RFI Business Atlas, Jun-25, 6MMA, Small MFI businesses. 7 Funds Under Administration on the BT Panorama, Asgard and Private Bank Global Investment Services (GIS) platforms. 1H25 ROTE 19% 1H25 CONTRIBUTION TO WESTPAC NET PROFIT1 32% 1H25 COST TO INCOME RATIO 44% EMPLOYEE ENGAGEMENT TOP QUARTILE GLOBALLY BUSINESS BANKING WEALTH PACIFIC #2 MFI3 #1 Commercial4 NPS® #1 SME5 #3 Small Business6 $157bn FUA7 $1.8bn Lending2 50k Private Bank customers 340k Customers $110bn Lending2 $118bn Deposits

PRIORITIES 6 Westpac Business & Wealth Update September 2025 PERFORMANCE Deliver growth, efficiency and profitability in target segments CUSTOMER Meet customer needs Drive advocacy through service excellence Deepen relationships PEOPLE Recruit and retain the best talent Invest in bankers Drive productivity and efficiency TRANSFORMATION Execute on UNITE Transform lending origination Build capacity to change and grow RISK Build competitive edge through risk excellence Data-led automation

116 128 Jun-24 Jun-25 IT STARTS WITH TRANSACTION BANKING 1 Active customers are customers with a business transaction / savings account, cumulative deposits ≥ $3,000 anytime in last 3 months, and ≥20 transactions or ≥6 direct entry payments over the last 3 months. 2 12 months to Jun-25. 3 Source: RFI Business Altas. June 2025, 6MMA. MFI Banking Group customers. 4 Source: RFI Business Altas. Change in MFI share from September 2024 to June 2025, 6MMA. MFI Banking Group customers. Transactionally active customer revenue multiple1 128,000 new transaction banking accounts opened2 7 Westpac Business & Wealth Update September 2025 Up 10% Transaction account sales (k) FY25 YTD change in MFI4 (bps) PAYMENTS CAPABILITY ENHANCED STRONG FRANCHISE PARTNERING AUSTRALIAN BUSINESSES3 MFI share of 19.4% MFI rank #2 ONLINE PAY launched in Mar-25 2.2x 2.6x SME Commercial 125 -20 72 -226 Westpac Group Peer 1 Peer 2 Peer 3

(1) 0 5 Jun-23 Jun-24 Jun-25 n/a 0.3x 1.0x System multiple2 growth yoy STRONG DEPOSIT GATHERING FRANCHISE 8 Westpac Business & Wealth Update September 2025 1 Chart does not add due to rounding. 2 APRA ADI system includes Non-Financial Corporations and Community Service Organisations. Book mix by product ($bn)1 66 72 47 49 32 31 144 151 Jun-24 Jun-25 Transactions Term Savings Business deposit growth (%) Book mix by segment (%) 45 27 22 6 Commercial SB Wealth & Pacific SME $150.8bn 134% Business & Wealth deposits Deposit to loan ratio 5% MOMENTUM IN BUSINESS DEPOSITS SOURCE OF FUNDING LARGE, DIVERSIFIED BOOK 2% 9% 4%

BUILDING DEEPER RELATIONSHIPS 9 Westpac Business & Wealth Update September 2025 Opportunity to strengthen relationships with majority of customers 1 Each need is a group of similar products. Average customer needs1 met (#) 3.8 4.6 SME Commercial Customer needs1 met (%) 27 39 24 9 19 31 29 21 1-2 3-4 5-6 7+ Number of products SME Commercial Product depth (%) 84 75 45 13 90 80 37 26 Transaction banking Business lending Home lending FX SME Commercial Using data and insights to predict and meet customer needs Leveraging the whole bank - Consumer and WIB product capability

5 8 15 Jun-23 Jun-24 Jun-25 0.8x 1.1x 1.6x System multiple1 STRONG LENDING MOMENTUM 10 Westpac Business & Wealth Update September 2025 Business lending growth (%) Annual growth by industry (%) 1 Westpac business lending growth rate divided by ADI system. ADI system includes loans with Non-Financial businesses, and Community service organisations across all segments. 2 1H25, business lending net interest income divided by credit risk weighted assets. 3.05%2 Risk adjusted lending NIM, 1bp lower compared to FY24 $112.5bn Up 15% yoy >20% Annual growth in our target industries Agriculture Health Professional services 21 22 24 MARGIN DISCIPLINE GROWTH IN TARGETED SECTORS BUSINESS & WEALTH LENDING

LENDING OPPORTUNITIES 11 Westpac Business & Wealth Update September 2025 1 Excludes Wealth & Pacific. Book mix by segment (%) Unlock the potential in SME and Small Business 85 11 4 Commercial SME & SB Wealth & Pacific 81 14 5 Term lending Equipment finance Working capital 63 37 First party Third party Continued focus on first party lending Further delivery of working capital solutions Book mix by product (%)1 Book mix by channel (%)1

INVESTING IN BANKERS

MORE BANKERS IN MORE PLACES

New business banking centres

Increased presence in growth regions

End to end channel strategy

BETTER CAPABILITY

Onboarding and career development

Tailored learning pathways

Sales, technical and risk training

MORE TIME WITH CUSTOMERS

Simplifying and digitising processes

Leveraging AI to assist bankers

Aligning banker scorecards to outcomes

More bankers

350 Additional bankers by FY27[1]

135 bankers onboarded[2]

Business Performance Academy[2]

LAUNCHED Oct-24

1,800 people participated

220 courses completed

25,000 hours of learning

Banker time allocation[3] (days)



1
1
0.5
2.5
Customers
Maintenance
Processing
Support

1 These 'forward-looking statements' are subject to assumptions, risks and other important information in the Disclaimer on page 35. 2 Jun-25 YTD. 3 FY24 Commercial estimates.

12 Westpac Business & Wealth Update September 2025

DIFFERENTIATING WITH RISK

FASTER, BETTER DECISIONS

- Utilising data driven automated credit decisioning[1]
- Training and empowering bankers to make decisions
- Fast credit approval for customers with a transaction account

Banker CAL[2] utilisation (%)


8
28
Jun-23
Jun-25

RESILIENT CREDIT PERFORMANCE

- Credit quality improving, with impaired exposures low at 0.54%
- Portfolio growth at higher credit quality
- Areas of stress remain in Victoria and in the transport and storage sectors

Stressed exposures as a % of TCE[3]


4.92
5.08
4.84
Jun-23
Jun-24
Jun-25

DRIVING CAPITAL EFFICIENCY

- RWA reductions from data refinement:
  - FY24 $3.5bn
  - Jun-25 YTD $3.3bn
- Continuing to focus on data quality

Risk weighted assets to EAD (%)


63
62
59
Jun-24
Sep-24
Jun-25

1 In Jul-25 76% of simple deals were auto-decisioned. 2 Credit Approval Limit (CAL). Percentage is calculated as banker approved deals for the month divided by the total deals decisioned. 3 Excludes Pacific.

13 Westpac Business & Wealth Update September 2025

TRANSFORMING TO DRIVE SUPERIOR EXPERIENCE

BIZEDGE: FAST, SIMPLE, DIGITAL LENDING ORIGINATION EXPERIENCE

Before state		Future state[1]
27+ systems	›	**1** platform
14+ hrs to write a deal	›	**6 - 8 hrs** to write a deal
8.6 days average time to decision	›	**Same day** time to decision for simple deals
<25% controls automated	›	**90%** in scope controls automated

FOCUS ON SIMPLIFICATION & DIGITISATION

EQUIPMENT FINANCE	Application to settlement <4hrs[2]
INVOICE FINANCE	Best in class digital process, reduces application time by 50%
WORKFLOW AUTOMATION	Processing time reduced by 10% since May-25
EMPLOYING AI	Real time knowledge assistant and accelerating BizEdge coding

1 This future state contains 'forward-looking statements' and are subject to assumptions, risks and other important information in the Disclaimer on page 35. 2 For loans under $500k.

14 Westpac Business & Wealth Update September 2025

UNITE: BUSINESS AND WEALTH SIMPLIFICATION Westpac Business & Wealth Update September 2025 ONE Private Bank Wealth Platform Share Trading Platform Simplify technology Better digital experiences ONE Private Bank Wealth Platform Share Trading Platform This slide contains ‘forward-looking statements’ and is subject to assumptions, risks and other important information in the Disclaimer on page 35. EXPECTED OUTCOMES Product processors reduced 10 to 6 Banker platforms consolidated >10 to 3 Online banking platforms consolidated 4 to 2 Cost of change reduced from 1.7x to 1.0x Reduction in products & process > 50% 15

PERFORMANCE Westpac Business & Wealth Update September 2025 1H25 performance • ROTE of 19%, accretive to Westpac • Deposit and lending growth above system • Investing in the business, growing bankers, developing BizEdge and UNITE • Credit quality remains resilient Supporting Group ROTE1 19% 11% B&W Westpac Net profit ($m) 1,175 68 9 1,118 (112) (22) 1H24 Revenue Expenses Impairments Tax & NCI 1H25 1 1H25. 16

NET INTEREST MARGIN (%) Westpac Business & Wealth Update September 2025 5.37 2bps 5.09 4.94 (6bps) (8bps) (9bps) (7bps) 2H24 One off benefits Portfolio mix Deposits Lending Other 1H25 disclosed 1H25 pro forma 1 Deposit margin higher than lending margin. 2 Reflects revisions to segment composition including the transfer of the auto finance portfolio to Group Businesses. Underlying NIM down 22bps Lending growth outpacing deposit growth1 Mix and cash rate moves 2H24 provision release and impact of divestments Competition and lower risk lending 17 2

STRONG CUSTOMER FRANCHISE INVESTING IN BANKERS AND DIGITAL CAPABILITY BUILDING MOMENTUM 18 Westpac Business & Wealth Update September 2025

BUSINESS LENDING

TRANSFORMING BUSINESS LENDING

Improving customer experience

BizEdge

Fast, simple, digital lending origination experience with a single view of customer

SIMPLE+

Simplified credit pathway: >7k applications since launch in Apr-23

Conditional Limit Offers

Streamlined access to credit: $43bn in limits

Workflow automation

Reduced processing time by 10% since May-25

Employing AI

Real time knowledge assistance and accelerating BizEdge coding

Best in class propositions

Invoice Finance

- Digital process, reduces application time by 50%
- Real-time drawdowns
- 24/7 digital self-service platform

Equipment Finance

- Application to settlement under 4hrs[1]
- Automated decisioning for >75% of customers
- eSign enabled for ~75% of deals

1 For loans under $500k.

20 Westpac Business & Wealth Update September 2025

BIZEDGE: FAST, SIMPLE, DIGITAL LENDING ORIGINATION

Expected Outcomes[1]

Reduce banker loan processing time by
~50%

Reduce TTD[2] by
~60%

Decommission Legacy systems and tools
27+

Total Investment FY24 to FY29
c.$300m

Achievements to date

2
releases

>5k
applications

$3.4bn
New lending

>1hr
banker time saved per application

~45%
TTD reduced

5
systems & tools removed

CUSTOMER BENEFITS

- Digital experience with one-step log in
- Reduces customer input by 50%
- Real time application tracking
- Information saved for future applications

BANKER BENEFITS

- Guided processes
- Customer data pre-populated
- Automated company and PPSR[3] searches
- Streamlined document management

1 These expected outcomes contain 'forward-looking statements' and are subject to assumptions, risks and other important information in the Disclaimer on page 35. 2 Time to decision. 3 Personal Property Securities Register.

21 Westpac Business & Wealth Update September 2025

COMMERCIAL BANKING

COMMERCIAL BANKING

Solid foundations

- Balance sheet growth of 15%[1] driven by our target sectors with >20% growth across Agri, Professional services and Health
- #1 In NPS®, with high customer retention
- Onboarded 70+ customer facing roles in FY25 to improve proprietary offering and improved employee proposition to retain the best bankers

More to do

- Investing in our people
- Increasing time spent with customers
- Building deeper relationships
- Growing in working capital and FX

Balances ($bn)



Jun-23
Jun-24
Jun-25
76
83
95
61
63
68
Business Lending
Deposits

NPS®, #1 of majors[2]



24
32
55
Sep-23
Sep-24
Jul-25

1. 12 months to Jun-25 2 Source: RFI Business Atlas, 6MMA, MFI commercial businesses.

23 Westpac Business & Wealth Update September 2025

REGIONAL & AGRI: OPPORTUNITY

High ROTE, first-party lending, banker tenure

Regional Australia is critical to the national economy

- One third of the population and contribution to GDP[1]

A key growth priority for Westpac

- Opportunity to grow market share, offering higher first-party lending volumes and stronger returns
- #1 NPS® since November 24[2]
- Deep customer relationships with 87% of customers holding a transaction account

Committed to regional Australia, with an established and experienced presence

- We have a well-established in-person presence, with 196[3] points of presence, a third of the Group's points of presence
- Expanding this presence, with three new Regional Service Centres in Moree (NSW), Leongatha (Vic.), and Smithton (Tas.)

Regional & Agri Business Lending ($bn)


17
18
22
Up 32%
Jun-23
Jun-24
Jun-25

Regional Points of Presence



1 Source Regional Australia Institute innovation and productivity in regional Australia discussion paper.
2 Source: RFI Business Atlas, Nov-24 to Jul-25, 6MMA, Commercial (Regional + TAS/NT) and Overall Agribusinesses.
Note: NPS® is reported separately for Commercial (Regional + TAS/NT) and Overall Agribusiness. These scores are not combined.
3 Includes 10 standalone business banking centres.

24 Westpac Business & Wealth Update September 2025

TRANSACTION BANKING

66 72 47 49 32 31 144 151 Jun-24 Jun-25 Transactions Term Savings 116 128 Jun-24 Jun-25 • Transaction account sales increased by 10% yoy • Simple, digital onboarding with most customers set up within 5 minutes – >35% accounts originated digitally and 60% enabled1 • 5% increase in deposit balances yoy, driven by transaction accounts Deposit breakdown ($bn) TRANSACTION BANKING 26 Westpac Business & Wealth Update September 2025 Accelerating account growth Driving deposit balances 1 Jun-25 quarterly average. Digitally originated on our flagship products Business One and Business One Plus. Transaction account sales (#,000) Deepening engagement • 65% of customers digitally active and >200k customers use Business Money Tools • Extended partner offers to all customers, unlocking over $10k value to businesses • Increased points of sale by 12% yoy with >270k merchant terminals in market Up 10% Up 5%

INVESTING IN TRANSACTION BANKING

Make it easy

Expand digital onboarding to complex entities in FY26

Consolidate origination systems by FY29

Enable digital management of account authorities in FY26

Get paid

Provided a dashboard for merchants to manage all payments from a single channel

Expand partner offers to reward loyalty


Business One +
Business One Plus

Optimise

Further enhance business money tools for cashflow forecasting, budgeting and advanced financial insights in FY26

Enabled seamless switching between Business One and Business One Plus

Make payments

Offer instant digital cards enabling customers to open an account and transact within minutes in FY26

Continuing to protect customers – SafeCall and real time AI to combat scammers

27 Westpac Business & Wealth Update September 2025

WEALTH

Strategy / Focus

BT

- Strengthen BT Platforms Core Proposition
- Launch refreshed BT Panorama menu with low-cost option
- Migrate customers from Asgard to BT Panorama
- Expand the BT investments offering through strategic alliances

Private Wealth

- Complete transition to Westpac brand
- Expand the distribution footprint of bankers
- Move to one online share trading platform

Jun-25	Customers (#,000)	Market share (%)
BT Platforms	297	15[2]
BT Investments	39	n/a
Private Bank	50	n/a
Global Investment Services	5	n/a
Share Trading	473	12

Platforms ($bn)



Panorama FUA
Asgard FUA
Platform net flows[1]
-0.6
0.8
3.7
129
136
147
25
23
21
104
113
127
Jun-23
Jun-24
Jun-25

Global Investment Services (GIS)



FUA ($bn)
Net flows ($bn)[3]
0.3
0.5
1.1
7.8
8.6
10.3
Jun-23
Jun-24
Jun-25

1 Represents BT Platforms net flows for the 12 months to June, excluding benefit payments from pension accounts. 2 Source: Plan For Life, Analysis of Wrap, Platform and Master Trust Managed Funds as at Mar-25. To enable comparative analysis, Product Type "Corporate Super" is excluded, and Masterfund Division "Master Trust" is excluded. 3 Represents 12 months net flows.
This slide contains 'forward-looking statements' and is subject to assumptions, risks and other important information in the Disclaimer on page 35.

29 Westpac Business & Wealth Update September 2025

WESTPAC PACIFIC 30 Westpac Business & Wealth Update September 2025 Strategy / Focus • Longest-serving bank in Fiji and first bank in PNG, operating in the Pacific since 1901 • Serve retail, business and institutional customers across a range of banking and markets products • Focus on generating responsible growth and returns • Supporting local businesses, improving digital capabilities for customers and delivering community programs in financial literacy and education • 100% deposit funded Jun-25 Fiji Papua New Guinea Customers 270k 70k Lending market share 17% 10% Deposit market share 20% 9% Employees ~500 ~400 15 branches 55 ATMs 15 branches 59 ATMs Footprint Fiji 17% 83% Papua New Guinea 20% 80% 41% 59% Loans Deposits $1.1bn $1.5bn 72% 28% $0.7bn $1.0bn Loans Deposits Retail Corporate/commercial/other Retail Corporate/commercial

CREDIT RISK 31 Westpac Business & Wealth Update September 2025 Stressed exposures by industry sector (% of TCE) 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 0.0 2.0 4.0 6.0 8.0 10.0 Finance & insurance Property Wholesale & retail trade Manufacturing Services Agriculture, forestry & fishing Property & business services Utilities Transport & storage Construction Accommodation cafes & restaurants Mining Jun-24 Mar-25 Jun-25 Mining Accomm, cafes & Construction restaurants 4 Transport & Utilities storage Property & business services Agriculture, forestry & Services fishing 3 Manufacturing Wholesale & Property retail trade 2 Finance & Insurance Sector 1 Jun-25 2.7 43.5 14.2 8.3 11.3 18.1 14.1 0.8 6.1 10.9 9.2 2.0 TCE ($bn) Jun-24 2.5 38.6 13.2 7.9 9.8 15.1 12.5 0.7 5.1 9.7 8.0 1.8 Stressed exposures by industry sector (% of TCE)

BUSINESS LENDING COMPOSITION 32 Westpac Business & Wealth Update September 2025 Balances by segment1 ($b) 76 83 95 8 8 10 3 3 3 88 95 110 Jun-23 Jun-24 Jun-25 Balances by product ($b) 71 77 89 13 14 16 4 4 5 88 95 110 Jun-23 Jun-24 Jun-25 Balances by channel ($b) 60 62 69 28 33 40 88 95 110 Jun-23 Jun-24 Jun-25 1 Segmentation is based on the amount of TCE – Commercial TCE > $3m and < $100m, SME TCE >$0.5m and < $3m; and Small business TCE < $0.5m. There are exceptions for certain industries and specific customers. 2 Business Lending ADI System market share from APRA Monthly Authorised Deposit-taking Institution Statistics. Commercial SME First Party Small Business Third Party Private wealth and other Term lending Equipment finance Working Capital

-8 -6 -4 -2 0 2 4 Property & Property Services Accommodation, Cafes & Restaurants Transport & Storage Retail Trade Business Services Personal Services BUSINESS BANKING – INDUSTRY DYNAMICS 33 Westpac Business & Wealth Update September 2025 Westpac cashflow gauge (Income to Expenses) -10 -5 0 5 2022 2023 2024 2025 Income Expenses Total Share of businesses improving cashflow conditions Westpac cashflow gauge by sector Share of businesses with improving cashflow conditions -5 0 5 10 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 SME Commercial Source: Westpac Economics, Macrobond. Percentage point deviation from average, Rolling 6-month average -10 -5 0 5 10 2022 2023 2024 2025 NSW QLD VIC WA SA Excluding Debt Servicing Payments, Contribution to Quarterly % Change Rolling 12-month percentage point change Quarterly % change

INVESTOR RELATIONS TEAM – CONTACT US 34 Westpac Business & Wealth Update September 2025 INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@cm.mpms.mufg.com au.investorcentre.mpms.mufg.com +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre Lucy Wilson Head of Corporate Reporting and ESG Catherine Garcia Head of Investor Relations, Institutional Arthur Petratos Manager, Shareholder Services Laura Babaic Graduate, Investor Relations Jacqueline Boddy Head of Debt Investor Relations Justin McCarthy General Manager, Investor Relations James Wibberley Manager, Investor Relations Nathan Fontyne Senior Analyst, Investor Relations

DISCLAIMER 35 Westpac Business & Wealth Update September 2025 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy, liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, ‘objective’ or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the sections titled ‘Our Operating Environment’ and ‘Risk Management' in our 2024 Annual Report, as well as the document titled ‘2024 Risk Factors’ (each available at www.westpac.com.au). When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. We also make statements about our processes and policies (including what they are designed to do) as well as the availability of our systems or product features. Systems, processes and product features can be subject to disruption, and may not always work as intended, so these statements are limited by the factors described in the section titled ‘Risk Management’ in our 2024 Annual Report, as well as the 2024 Risk Factors document.